Exhibit 99.1

   Point Therapeutics Reports Second Quarter 2007 Financial Results

    BOSTON--(BUSINESS WIRE)--Aug. 9, 2007--Point Therapeutics, Inc. (NASDAQ: POTP) today reported financial results for the fiscal quarter and six months ended June 30, 2007.

    Point reported a net loss of $3,282,000, or $0.08 per basic and diluted share, in the second quarter of 2007, compared with a net loss of $7,346,000, or $0.22 per basic and diluted share, in the second quarter of 2006. Point reported a net loss of $8,561,000, or $0.23 per basic and diluted share, in the first six months of 2007, compared with a net loss of $15,203,000, or $0.46 per basic and diluted share, for the first six months of 2006.

    Point's cash and restricted cash balance as of June 30, 2007 was $3,917,000.

    Point recently terminated all but two of its employees and has relocated its corporate offices to a smaller temporary office space at 70 Walnut Street, Wellesley Hills, MA. Point plans to utilize some or all of the recently terminated employees as part of a more variable-cost consulting team to help the Company as it seeks a buyer or partner for its technology and related intellectual property and other assets, in bankruptcy or otherwise.

    Although Point is currently seeking a buyer or partner for its technology and related intellectual property and other assets, the Company could be filing for Chapter 11 bankruptcy protection within the coming weeks.

    Research and development expenses decreased 71.4% to $1,697,000 for the three month period ended June 30, 2007 from $5,935,000 for the three month period ended June 30, 2006. Research and development expenses decreased 55.5% to $5,449,000 for the six month period ended June 30, 2007 from $12,253,000 for the six month period ended June 30, 2006. The decrease in both the quarter and the six month period relate primarily to the FDA putting the Company's talabostat clinical program on hold on May 21, 2007 and the subsequent downsizing of the Company's operations.

    General and administrative expenses decreased 2.7% to $1,666,000 in the second quarter of 2007 from $1,713,000 in the second quarter of 2006. General and administrative expenses decreased 11.0% to $3,319,000 for the first six months of 2007 from $3,731,000 for the first six months of 2006. The decrease in both the quarter and the six month period result primarily to the downsizing of the Company's operations during the quarter offset in part by higher legal costs due to the status of the Company's clinical program and assistance with the completion of possible strategic transactions and future operations of the Company.

    There was no revenue in the second quarter of 2007 or 2006. There was no revenue in the first six months of 2007. Revenue in the first six months of 2006 related to the Company's $600,000 Orphan Products Development Grant which funded a portion of the Company's Phase 2 study combining talabostat with rituximab in advanced chronic lymphocytic leukemia.

    Interest income was $81,000 in the second quarter of 2007 compared to $302,000 in the second quarter of 2006. Interest income was $206,000 for the first six months of 2007 compared to $643,000 for the first six months of 2006. The decrease in interest income for both the quarter and six months period was due to a lower average cash balance as compared to the prior year.

    About Point Therapeutics, Inc.:

    Point Therapeutics, Inc. is a biopharmaceutical company which has studied its lead product candidate, talabostat in a number of human clinical trials as a potential therapy in late-stage cancers. Recent interim clinical results caused the Company's Independent Monitoring Committee to recommend stopping the Company's most advanced clinical trials; its two Phase 3 talabostat studies as a potential treatment for patients in advanced non-small cell lung cancer. Subsequently, the talabostat clinical development program was subsequently put on clinical hold by the FDA. The Company has also studied talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia and in combination with gemcitabine in Stage IV pancreatic cancer. The Company has recently ceased all ongoing clinical and research operations due to its cash limitations and is currently seeking a buyer or partner for its technology and related intellectual property and other assets, in bankruptcy or otherwise.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "projects," "should," "seeks," "plans," "schedules to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statements due to risks and uncertainties to which the Company is subject, and other factors that are described in Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007, and from time to time in Point's other reports filed with the Securities and Exchange Commission.



                      POINT THERAPEUTICS, INC.
                    (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                     Three months ended         Six months ended
                          June 30,                  June 30,
                      2007         2006         2007         2006
                  ------------ ------------ ------------ -------------
REVENUES
 License revenue  $         -  $         -  $         -  $          -
 Sponsored
  research
  revenue                   -            -            -       138,795
                  ------------ ------------ ------------ -------------
     Total
      revenues              -            -            -       138,795
                  ------------ ------------ ------------ -------------


OPERATING
 EXPENSES
 Research and
  development       1,696,783    5,934,937    5,448,933    12,253,300
 General and
  administrative    1,666,174    1,712,555    3,318,839     3,730,952
                  ------------ ------------ ------------ -------------
     Total
      operating
      expenses      3,362,957    7,647,492    8,767,772    15,984,252
                  ------------ ------------ ------------ -------------

Net loss from
 operations        (3,362,957)  (7,647,492)  (8,767,772)  (15,845,457)

OTHER INCOME
Interest income,
 net                   80,584      301,548      206,358       642,900
                  ------------ ------------ ------------ -------------
Net loss          $(3,282,373) $(7,345,944) $(8,561,414) $(15,202,557)
                  ============ ============ ============ =============

Basic and diluted
 net loss per
 common share     $     (0.08) $     (0.22) $     (0.23) $      (0.46)
                  ============ ============ ============ =============
Basis and diluted
 weighted average
 common shares
 outstanding       39,311,585   32,763,564   37,977,139    32,759,246
                  ============ ============ ============ =============

                                                      Period from
                                                   September 3, 1996
                                                  (date of inception)
                                                    through June 30,
                                                          2007
                                                   -------------------
REVENUES
 License revenue                                   $        5,115,041
 Sponsored research revenue                                 3,000,000
                                                   -------------------
     Total revenues                                         8,115,041
                                                   -------------------


OPERATING EXPENSES
 Research and development                                  79,949,273
 General and administrative                                31,382,601
                                                   -------------------
     Total operating expenses                             111,331,874
                                                   -------------------

Net loss from operations                                 (103,216,833)

OTHER INCOME
Interest income, net                                        2,921,843
                                                   -------------------
Net loss                                           $     (100,294,990)
                                                   ===================

Basic and diluted net loss per common share
Basis and diluted weighted average common shares outstanding




                       POINT THERAPEUTICS, INC.
                    (A Development Stage Company)

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------
ASSETS
Cash, cash equivalents and restricted cash   $  3,916,903 $ 10,097,930
Property and equipment, net                        54,250      238,395
Other assets                                    1,731,353    2,231,459
                                             ------------ ------------

Total assets                                 $  5,702,506 $ 12,567,784
                                             ============ ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                          $  1,515,856 $  4,579,836
Other liabilities                                  30,261       36,601
Total stockholders' equity                      4,156,389    7,951,347
                                             ------------ ------------

Total liabilities and stockholders' equity   $  5,702,506 $ 12,567,784
                                             ============ ============

    CONTACT: Point Therapeutics, Inc.
             Richard Small, 781-239-7504